FOR IMMEDIATE RELEASE

Stanley Works Updates 4Q 2007 Guidance And Provides Initial Full Year 2008 Outlook

New Britain, Connecticut, January 7, 2008 ... The Stanley Works (NYSE: SWK) updated fourth quarter 2007 earnings and cash flow guidance and introduced its outlook for full year 2008, as summarized in the following paragraphs:

Fourth Quarter and Full Year 2007 Update

The company expects the following with respect to 4Q07 results, updating previous guidance issued October 24, 2007:

•	Total sales growth will be approximately 14% for the quarter. Organic sales growth (ex-currency) will be approximately 2% for the quarter, consistent with the company’s previous indication.

•	EPS will be approximately $1.06-$1.11 per fully-diluted share versus the originally communicated range of $1.10-$1.15. This revised estimate includes previously unanticipated charges totaling $0.04 for resolution of legal matters during the quarter, the largest of which is an unfavorable Bostitch-related litigation judgment.

With regard to full year 2007 results, the company expects that:

•	EPS from continuing operations will be approximately $3.95-$4.00 per fully-diluted share, an increase of nearly 14-16% over 2006.

•	Free cash flow will likely exceed $450 million, surpassing the previously communicated range of $400-$450 million, due in part to management taking actions during the quarter to reduce working capital. Such initiatives succeeded in reducing net inventories by approximately $60 million versus September levels.

Full Year 2008 Outlook

The Stanley Works introduced 2008 EPS guidance of $4.20-$4.40 per fully-diluted share, up 5-11% from its full year 2007 outlook. The company expects organic sales growth (ex. currency) of flat to 1%, with its Construction and DIY segment modestly negative, its Industrial segment modestly positive and its Security segment up 2-3%. (Organic growth is expected to be supplemented to an extent by acquisitions.) This 2008 revenue outlook reflects management’s expectation of a subdued economic environment, including a possible mild and short-lived U.S. recession, as well as continued deterioration of North American markets associated with homebuilding and remodeling (about 25% of consolidated revenues). Management also indicated that free cash flow is expected to exceed $500 million in 2008.

John F. Lundgren, Chairman and Chief Executive Officer, stated: “We have been working diligently for the past five years to diversify our revenue base and transform our portfolio into a more attractive mix of businesses that is less dependent on North American residential construction markets. The achievement of solid 2007 revenue, EPS and cash performances in the face of difficult market conditions, as well as our favorable cash flow and earnings expectations for 2008, are direct results of those efforts.”

The company also announced it will release earnings the morning of Monday, January 28, 2008, and a conference call will follow at 10am. Details regarding the call will be provided in a separate press release.

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the company’s common stock and acquisitions. Organic sales growth is defined as total sales growth less sales of companies acquired in the past twelve months and less foreign currency impacts. The Company believes these are important measures of its liquidity, of its ability to fund future growth and to provide a return to the shareowners, and of its sales performance.

The Stanley Works, an S&P 500 company, is a diversified worldwide supplier of tools and engineered solutions for professional, industrial, construction and do-it-yourself use, and security solutions for commercial applications. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including but not limited to those regarding the Company’s ability to: (i) deliver total sales growth of approximately 14% for the fourth quarter; (ii) deliver organic sales growth (excluding currency effects) of approximately 2% for the fourth quarter; (iii) deliver fourth quarter earnings of approximately $1.06 — $1.11 per fully diluted share; (iv) deliver 2007 earnings of approximately $3.95 — $4.00 per fully diluted share; (v) deliver free cash flow in excess of $450 million in 2007; (vi) deliver 2008 earnings of $4.20 — $4.40 per fully diluted share; (vii) deliver free cash flow to exceed $500 million in 2008; (viii) deliver organic sales growth (excluding currency) of flat to 1% in 2008 are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to successfully integrate HSM and other recent acquisitions, as well as future acquisitions, while limiting associated costs; (ii) the Company’s ability to continue to deliver cost reductions and profit improvement in its Fastening Systems business; (iii)  the Company’s ability to minimize the costs to relocate equipment and inventory; (iv) the Company’s ability to complete the Fastening reorganization within the anticipated time frame; (v) the success of the Company’s efforts to expand its tools and security businesses; (vi) the Company’s success at new product development and introduction and identifying and developing new markets; (vii)  the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (viii) the success of the Company’s efforts to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and other inflation increases; (ix) the Company’s ability to reduce its costs, increase its prices, change the manufacturing location or find alternate sources for products made in China in order to mitigate the impact of an increase in the VAT rate applicable to products the Company makes or purchases in China; (x) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (xii) the Company’s ability to obtain favorable settlement of routine tax audits; (xiii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xiv) the continued ability of the Company to access credit markets under satisfactory terms; and (xv) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, materials and products.

The Company’s ability to deliver the Results is also dependent upon: (i) the continued success of the Company’s marketing and sales efforts; (ii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the Company’s ability to continue improvements in working capital; (vi) the success of the Company’s efforts to mitigate any cost increases generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; and (vii) the geographic distribution of the Company’s earnings.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; increasing competition; changes in trade, monetary, tax and fiscal policies and laws; inflation; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. economy; and the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.